Exhibit 99.1

Gevo Acquires CultivateAI for its Verity Business Unit

Accelerates revenue, capability, and growth of Verity.

ENGLEWOOD, CO, September 26, 2024 — Gevo, Inc. (NASDAQ: GEVO) has acquired Cultivate Agricultural Intelligence, LLC (“CultivateAI”) for $6 million in cash, with the opportunity for the sellers to receive additional earn-out payments. Gevo will fold CultivateAI into its wholly owned Verity subsidiary to accelerate Verity’s business development and growth. CultivateAI is a proven business with expected 2024 revenue of $1.7 million and corresponding positive cash flow. CultivateAI provides agricultural data to clients through a software as a service (“SaaS”) platform.

Gevo expects to combine CultivateAI’s digital agriculture data and analytics platform with Verity’s carbon accounting and tracking solutions to provide the highest quality data-driven solutions for carbon abatement in food, feed, fuels, and industrial markets, while simultaneously helping farmers improve their operations, sustainability, and profitability. CultivateAI’s SaaS platform is a cloud-based, mobile platform that helps farm operators, agronomists, ag-service providers, and researchers make informed, data-driven decisions with real-time analytics.

“Adding CultivateAI and its inventive approach to Verity will help us grow revenue by providing the most complete set of data-driven analytics services to farmers, agronomists, and researchers,” said Dr. Paul Bloom, Head of Verity and Chief Carbon Officer of Gevo. “With this acquisition, Verity is speeding up our development and increasing the value we will deliver to our customers.”

Verity is at the forefront of creating the ability to track, verify, and empirically value carbon intensity across the full carbon lifecycle. By adding the tools and existing business from CultivateAI, Verity will benefit from the addition of clients outside the biofuel segment as well as additional revenue streams.

“We are constantly looking for this kind of development that delivers new streams of untapped revenue to the company,” said Dr. Pat Gruber, CEO of Gevo. “As we accelerate development of Verity, we expect to see these customer relationships and revenue opportunities grow as customers seek out new products and services that help them understand their businesses better. These new business elements support our mission of growing an efficient circular economy, and delivering shareholder returns by adding scalable revenue opportunities now.”

About Gevo

Gevo's mission is to convert renewable energy and biogenic carbon into sustainable fuels and chemicals with a net zero or better carbon footprint. Gevo’s innovative technology can be used to make a variety of products, including sustainable aviation fuel (“SAF”), motor fuels, chemicals, and other materials. Gevo’s business model includes developing, financing, and operating production facilities for these renewable fuels and other products. It currently runs one of the largest dairy-based renewable natural gas (“RNG”) facilities in the United States. It also owns the world’s first production facility for specialty alcohol-to-jet (“ATJ”) fuels and chemicals. Gevo emphasizes the importance of sustainability by tracking and verifying the carbon footprint of its business systems through its Verity subsidiary.

For more information, see www.gevo.com.

About Verity

Verity is at the forefront of creating the ability to track, verify, and empirically value carbon intensity across the full carbon lifecycle. Verity Holdings, LLC is a wholly owned subsidiary of Gevo, Inc.

For more information, see www.veritytracking.com.

About CultivateAI

CultivateAI is a cloud-based, mobile platform that helps its customers make informed, data-driven decisions with real-time analytics. Its trusted insights are designed to help agricultural operations increase production, manage risk, and maximize profitability.

For more information, see cultivateagi.com.

Forward Looking Statement

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to a variety of matters, including, without limitation, CultivateAI and its operations, the integration of CultivateAI into Verity, CultivateAI’s expected financial results and other statements that are not purely statements of historical fact. These forward-looking statements are made based on the current beliefs, expectations, and assumptions of the management of Gevo and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and Gevo undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Although Gevo believes that the expectations reflected in these forward-looking statements are reasonable, these statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Gevo in general, see the risk disclosures in the Annual Report on Form 10-K of Gevo for the year ended December 31, 2023 and in subsequent reports on Forms 10-Q and 8-K and other filings made with the U.S. Securities and Exchange Commission by Gevo.

Media Contact

Lindsay Fitzgerald

Senior Vice President of Public Affairs

PR@gevo.com

Investor Contact

Eric Frey, PhD

Vice President of Finance & Strategy

IR@Gevo.com